EXHIBIT 3.4



                                  B Y - L A W S

                                       OF

                                 RB ASSET, INC.

                            (a Delaware corporation)

                           --------------------------


                                    ARTICLE I
                                     OFFICES

          SECTION 1. Offices. The Corporation shall maintain its registered office in the State of Delaware at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, and its resident agent at such address is The Prentice-Hall Corporation System, Inc. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

          SECTION 1. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as permitted by law, an annual meeting of stockholders for the election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine

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by resolution and set forth in the notice of the meeting. Stockholders may act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could have been elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation. Notice of each annual meeting shall be given in accordance with Section 3 of this Article II.

          SECTION 2. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called by the Board of Directors, the President or the Chairman of the Board of Directors and shall be called by the President or the Secretary at the written request of the holders of record of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote in an election of directors. Special meetings shall be held at such place or places within or without the State of Delaware as shall be stated in the notice of such meeting or may otherwise be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting. Notice of each special meeting shall be given in accordance with Section 3 of this Article II.

          SECTION 3. Notice of Meetings. Written notice of the date, time and place of any stockholders' meeting, whether annual or special, shall be mailed or delivered to each stockholder of record entitled to vote thereat at his address as the

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same appears upon the records of the Corporation not less than ten (10) days nor more than sixty (60) days before the date of any such meeting. Notice of any special meeting shall state the purposes for which such meeting is called.
Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.
The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

          SECTION 4. Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, who shall be present in person or by proxy at any meeting duly called, shall constitute a quorum for the transaction of business at all meetings of stockholders. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders.

          SECTION 5. Adjournment. If less than a quorum be present at any meeting of the stockholders, the meeting may be adjourned from time to time by a majority vote of the stockholders present or by proxy and entitled to vote thereat, without notice, other than by announcement at the meeting so adjourned, until a quorum shall attend. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of

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the stockholders present in person or by proxy and entitled to vote thereat. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

          SECTION 6. Voting and Action Without a Meeting. Each stockholder entitled to vote at any meeting, or to express consent or dissent without a meeting, may vote or express consent or dissent either in person or by proxy, duly appointed by an instrument in writing subscribed by such stockholder or his attorney-in-fact and bearing a date not more than eleven months prior to said meeting or expression of consent or dissent, unless said proxy provides for a longer period. Each stockholder entitled to vote or express consent or dissent shall be entitled to one vote for each share of voting stock registered in his name on the books of the Corporation on the date fixed as a record date for the determination of its stockholders entitled to vote or express consent or dissent, as hereinafter provided. Except for the election of directors or as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, at all meetings of stockholders all matters shall be determined by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon. Directors shall, except as otherwise required by this article or by the Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of stockholders present in person or by proxy and entitled to vote in the election. All elections of directors shall be by written ballot. Any stockholder executing a proxy in connection with an annual or special meeting of stockholders of the Corporation may revoke such proxy at any time before it is voted by (i) giving the

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President or the Secretary of the Corporation, at the address of the Corporation set forth in the notice of meeting, written notice of such revocation; (ii) executing a later-dated proxy; or (iii) attending the meeting and giving notice of such revocation in person. Mere attendance at a meeting will not, in and of itself, constitute revocation of a proxy. No director or officer of the Corporation may act as proxy at any meeting of the stockholders.

          Unless otherwise provided by the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation as provided by law.

          SECTION 7. Lists of Stockholders. The officer who has charge of the stock ledger of the Corporation or the Corporation's transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the

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stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each. Such a list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be provided and kept at the meeting and may be inspected by any stockholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.


          SECTION 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.


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                                  ARTICLE III
                               BOARD OF DIRECTORS

          SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these By-laws.

          SECTION 2. Number, Election and Term. The number of directors of the Corporation shall be no less than seven and no more than twenty. Within the limits specified above, the number of directors constituting the Board of Directors of the Corporation shall be fixed from time to time by or pursuant to a resolution passed by the Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of directors shall be staggered so that the term of the initial Class I directors shall terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term, with each director to hold office until his or her successor shall have been duly elected and qualified.

          The directors of one class shall be elected by stockholders at each annual meeting of stockholders or as otherwise provided in Article II, Section
1. The directors

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chosen at any annual meeting shall hold office, except as hereinafter provided, until the third annual meeting of stockholders following their election and until the election and qualification of their successors.

          SECTION 3. Resignations. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman of the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

          SECTION 4. Removal. Any director may be removed from the Board of Directors either with or without cause at any time by the affirmative vote of the holders of a majority of the shares then entitled to vote for the election of directors at any special meeting of stockholders called for that purpose or by written consent as permitted by law. Vacancies thus created may be filled at such meeting by the affirmative vote of the holders of a majority of the shares then entitled to vote for the election of directors, by written consent as permitted by law, or, if the vacancies are not so filled, by the directors as provided in Section 5 of this Article III.

          SECTION 5. Vacancies and Newly Created Directorships. Except as otherwise provided in Section 4 of this Article III, vacancies in the office of director, including newly created directorships resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors called for that purpose. Any director so elected by the Board of Directors shall serve until the next election of

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the class for which such director shall have been chosen and until his or her successor shall be elected and qualified.

          SECTION 6. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The Board of Directors shall hold an annual meeting for the purpose of the election of officers and the transaction of any business within twenty-five
(25) days after the annual meeting of stockholders.

          The Board of Directors shall hold a regular monthly meeting in addition to the annual meeting at least ten (10) times a year; provided, however, that during any three consecutive calendar months, the Board of Directors shall meet at least twice.

          Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President or by written request of two directors.

          Regular monthly meetings of the Board of Directors may be held without notice at such time and place as shall be designated by resolution of the Board of Directors. Notice shall be required, however, for special meetings. Notice of any special meeting shall be sufficiently given if (a) mailed to each director at his residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or (b) delivered personally or by telephone not later than 72 hours prior to the time at which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the stockholders and if a quorum is present. Notice of a meeting need not be given to any director who submits a signed waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice.

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          Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

          SECTION 7. Quorum, Voting and Adjournment. A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business unless otherwise required by law, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by law, the Certificate of Incorporation or these ByLaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting so adjourned until enough directors to constitute a quorum shall attend.

          SECTION 8. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

          SECTION 9. Compensation. The Board of Directors may establish by resolution reasonable compensation of all directors for services to the Corporation as directors, including an annual retainer and a fixed fee, for attending each meeting.

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Nothing herein contained shall preclude any director from serving the
Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

          SECTION 10. Participation By Telephone. Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation by such means shall constitute the presence in person at such meeting.

          SECTION 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors (even though the disinterested directors be less than a quorum); (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and

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the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair to the Corporation as of the time that it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof that authorizes the contract or transaction.

          SECTION 12. Retirement of Directors. The office of a director shall become vacant on the last day of the calendar year in which his seventy-eighth birthday occurs.

          SECTION 13. Director Emeritus. The Board of Directors may elect as a director emeritus any director whose term of office shall have terminated pursuant to Section 12 of this Article III. A director emeritus so elected shall serve until the regular meeting of the Board of Directors in the next succeeding month of December and may be re-elected annually thereafter in each succeeding year at the regular meeting of the Board of Directors in such month for a maximum of two additional terms. A director emeritus may attend the regular meetings of the Board of Directors and shall have no vote at such meetings, shall receive a fee for attendance at each such meeting equal to one-half of the fee paid to a director who is not a director emeritus and shall not serve on any committee.

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                                   ARTICLE IV
                                   COMMITTEES

          SECTION 1. Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board shall keep minutes of their

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meetings and shall report their proceedings to the Board when requested or required by the Board.

          SECTION 2. Resignation. Any member of a Committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

          SECTION 3. Quorum. A majority of the members of a Committee shall constitute a quorum. The act of a majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of such Committee. The members of a Committee shall act only as a Committee, and the individual members thereof shall have no powers as such.

          SECTION 4. Record of Proceedings. Each Committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

          SECTION 5. Meetings. A Committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the Committee may at any time agree. Each Committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

          SECTION 6. Compensation. The members of any Committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

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                                    ARTICLE V
                                    OFFICERS

          SECTION 1. Number. The officers of the Corporation shall be a President and one or more Vice-Presidents, and other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.


          SECTION 2. Election, Term of Office and Qualifications. The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until the selection and qualification of his successor. Any two or more offices may be held by the same person, except the offices of President and Secretary.

          SECTION 3. Other Officers. Other officers, including, without limitation, a Secretary and a Treasurer or Chief Financial Officer, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors.

          SECTION 4. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

          SECTION 5. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

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          SECTION 6. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors unless a resolution waiving such requirement has been approved by the Board of Directors.

          SECTION 7. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any Committee upon whom power in that regard may be conferred by the Board of Directors.

          SECTION 8. President. The President, who may be the Chief Executive Officer, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties as may be delegated to him by the Board of Directors. He shall also preside at all meetings of the Stockholders and, if the Board of Directors has not selected a Chairman of the Board, he shall perform all of the duties and responsibilities of the Chairman of the Board.

          SECTION 9. Vice Presidents. In the absence or disability of the President or if the office of President be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

          SECTION 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall, upon request, perform

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like duties for any Committee appointed by the Board. He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and affix it to any instrument as deemed appropriate.

          SECTION 11. Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall oversee the custody of corporate funds and financial assets, management of receipts and disbursements and utilization of such depositories as may be designated by the Board of Directors. Further, he shall oversee the maintenance of accurate financial and accounting records belonging to the Corporation including the timely reporting of all financial transactions, periodic assessment of the Corporation's financial condition and sensitivity to changes in the level of interest rates. He shall report all transactions and the financial condition of the Corporation to the Directors at the regular meetings of the Board, or whenever they, the President or the Chairman of the Board may require it.

          SECTION 12. Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chairman of the Board of Directors, the President or the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

          SECTION 13. Contracts and Other Documents. The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, any

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Vice President, the Treasurer, and such other officers and agents as may from time to time be authorized by these By-laws, by the Board of Directors, by the Chairman of the Board of Directors or by the President, shall have the power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

          SECTION 14. Ownership of Securities of Another Corporation or Entity. Except as otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

                                   ARTICLE VI
                                     STOCK

          SECTION 1. Certificates of Stock. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors, provided that each certificate shall when issued state upon the face thereof (1) that the Corporation is a corporation organized under the laws of the State of Delaware;
(2) the name of the person or persons to whom the certificate is issued; (3) the number, class and series, if

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any, which the certificate represents; and (4) the par value of each share represented by the certificate; and further provided, that each certificate will indicate any restrictions on transferability and will state that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class or series of stock authorized to be issued, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue. Every holder of stock in the Corporation shall be entitled to have such certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars. The seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

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          SECTION 2. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation, together with the number of shares held by him, the numbers of certificates covering such shares and the dates of issue of such certificates. Subject to the conditions set forth in Section 3 of Article VI of these By-laws, shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be canceled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral securities, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          SECTION 3. Lost Certificates. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in their discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

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          SECTION 4. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

          SECTION 5. Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors,
(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or if no notice is given, the day on which the meeting is held; and (b) the record date for determining stockholders for any purpose other than that specified in clause (a) above shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.

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          SECTION 6. Dividends. Subject to the provisions of the Certificate of
Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                   ARTICLE VII
                              AMENDMENT OF BY-LAWS

          SECTION 1. Amendments. These By-laws may be amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors. If any By-law regulating an impending election of directors is adopted, amended or repealed, notice of such adoption, amendment or repeal shall be provided to the stockholders promptly (and in any event within ten days after the adoption of any such amendment or repeal). Stockholders entitled to vote in an election of Directors also shall have the power to amend or repeal these By-laws, including By-laws made by the Board of Directors, and to adopt By-laws which, if so expressed, may be amended or repealed only by stockholders entitled to vote in an election of Directors.

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                                  ARTICLE VIII
                                 INDEMNIFICATION

          SECTION 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer or partner of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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          SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or
in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer or partner of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 3. Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article IX, as the case

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may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer,

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employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article IX, as the case may be.

          SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 3 of this
Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          SECTION 6. Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by an officer or director in defending or investigating any civil,

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criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, By-law, agreement, vote of stockholders or disinterested directors, direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this
Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

          SECTION 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the

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Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, or partner of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IX.

          SECTION 9. Certain Definitions. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, or partner of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

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          SECTION 11. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

          SECTION 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article IX to directors and officers of the Corporation.

                                   ARTICLE IX
                                  MISCELLANEOUS

          SECTION 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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          SECTION 2. Fiscal Year. The fiscal year of the Corporation shall end
June 30 of each year, or such other twelve consecutive months as the Board of Directors may designate.

          SECTION 3. Execution of Documents. Only persons designated by resolution of the Board of Directors adopted from time to time are authorized to execute contracts and transfers of property of the Corporation, and to execute such other documents as the business of the Corporation may require. The Corporation shall not be bound by any agreement which is not in conformity with these By-laws.

Date of Adoption:  May 22, 1998

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